Exhibit 99.1

Albireo Announces U.S. FDA Acceptance of New Drug Application for Odevixibat

- Company receives FDA Priority Review with PDUFA date set for July 20, 2021 -

- Submission data for PFIC types 1, 2, 3, supporting once-daily use across a wide range of patients -

- FDA has granted odevixibat Fast Track, Rare Pediatric Disease and Orphan Drug Designations -

- Odevixibat on track to be first approved drug for PFIC patients -

BOSTON — January 25, 2021 — Albireo Pharma, Inc. (Nasdaq: ALBO), a clinical-stage rare liver disease company developing novel bile acid modulators, today announced that the U.S. Food and Drug Administration (FDA) has accepted the Company’s New Drug Application (NDA) for odevixibat for the treatment of pruritus in patients with progressive familial intrahepatic cholestasis (PFIC). Odevixibat is a potent, once-daily, non-systemic ileal bile acid transport inhibitor (IBATi) being developed to treat patients with rare pediatric cholestatic liver diseases, including PFIC, biliary atresia and Alagille syndrome. The FDA has granted Priority Review and set a Prescription Drug User Fee Act (PDUFA) goal date of July 20, 2021, supporting the Company’s previous guidance of a planned launch in the second half of 2021. Odevixibat previously received Fast Track, Rare Pediatric Disease and Orphan Drug Designations in the U.S.

“With regulatory submissions completed in record time and now accepted for review by both the FDA and EMA, odevixibat has the potential to become the first approved drug treatment for patients with PFIC,” said Ron Cooper, President and Chief Executive Officer of Albireo. “Additionally, with no approved treatments, PFIC presents an exciting commercial opportunity and will pave the way for expected additional indications in Alagille syndrome and biliary atresia.”

PFIC is a rare and devastating disorder that causes progressive, life-threatening liver disease. In many cases, PFIC leads to cirrhosis and liver failure within the first 10 years of life. There are no drug therapies currently approved for PFIC, only surgical options. If approved, odevixibat will provide a once-daily, oral drug option for children with PFIC.

“As parents of children with PFIC, our focus has long been on consoling our children who scratch so hard they draw blood and on conversations about liver transplants,” said Emily Ventura, leader of PFIC Advocacy and Resource Network (www.pfic.org) and mother to a PFIC patient. “With this exciting decision from the FDA, we are one step closer to alleviating our children’s burden and bringing new hope to what was previously an uncertain future with no drug treatments available.”

The NDA submission is supported by results from PEDFIC 1 and PEDFIC 2 Phase 3 studies. PEDFIC 1 was the first and largest, global, pivotal Phase 3 study conducted in PFIC, which evaluated the efficacy and tolerability of odevixibat in reducing pruritus and serum bile acids in a randomized, double-blind, placebo-controlled trial. In the PEDFIC 1 study, odevixibat met both the pruritus (p=0.004) and serum bile acid (p=0.003) primary endpoints and was well tolerated with very low incidence of diarrhea/frequent bowel movements (9.5% of odevixibat treated patients vs. 5.0% of placebo patients). PEDFIC 2 is a long-term, open-label Phase 3 extension study.

In Europe, the Company has submitted odevixibat for a Marketing Authorization Application (MAA) to the EMA seeking approval in PFIC. Odevixibat is the only IBATi granted accelerated assessment by the EMA. It has also been granted Orphan Designation, as well as access to the PRIority MEdicines (PRIME) scheme for the treatment of PFIC. The EMA’s Pediatric Committee has agreed to Albireo’s odevixibat Pediatric Investigation Plans for PFIC and biliary atresia. In addition to PFIC, odevixibat has Orphan Drug Designations for the treatment of Alagille syndrome, biliary atresia and primary biliary cholangitis.

With U.S. and EU regulatory submissions for odevixibat in PFIC completed, the Company anticipates potential regulatory approvals, issuance of a rare pediatric disease priority review voucher and launch in the second half of 2021. Odevixibat is also currently being evaluated in the BOLD Phase 3 trial in patients with biliary atresia, ASSERT Phase 3 trial in Alagille syndrome and the ongoing PEDFIC 2 Phase 3 open-label trial in patients with PFIC. The Company provides an Expanded Access Program for eligible patients with PFIC in the U.S., Europe, Canada and Australia.

Albireo Commercial Day

Albireo will host a virtual Commercial Day for investors on February 11, from 11:30-1:00pm EST. The Company will provide an overview of the long-term corporate strategy, the global market opportunity in rare pediatric and adult liver disease and the global commercialization strategy and launch readiness plans for odevixibat in PFIC. Full event details are available on the Albireo Events & Presentations page at ir.albireopharma.com/events-presentations.

About PFIC

Progressive familial intrahepatic cholestasis (PFIC) is a rare disorder that causes progressive, life-threatening liver disease. Patients have impaired bile flow, or cholestasis, caused by genetic mutations. The resulting bile build-up in liver cells causes liver disease and symptoms. The most prominent and problematic ongoing manifestation of the disease is pruritus, or intense itching, which often results in a severely diminished quality of life. Other symptoms include jaundice, poor weight gain and slowed growth. In many cases, PFIC leads to cirrhosis and liver failure within the first 10 years of life, and nearly all people with PFIC require liver transplants before age 30. There are no drugs currently approved for PFIC, only surgical options that include partial external biliary diversion (PEBD) and liver transplantation. Additional information on PFIC is available at www.pficvoices.com.

About Odevixibat
Odevixibat is an investigational product candidate being developed to treat rare pediatric cholestatic liver diseases, including PFIC, biliary atresia and Alagille syndrome (ALGS). A potent, once-daily, non-systemic IBATi, odevixibat acts locally in the small intestine. Odevixibat does not require refrigeration and can be taken as a capsule for older children, or opened and sprinkled onto food, which are factors of key importance for adherence in a pediatric patient population. Odevixibat is currently being evaluated in the ongoing PEDFIC 2 open-label trial the BOLD Phase 3 trial in patients with biliary atresia, and the global Phase 3 ASSERT trial for ALGS.

About Albireo
Albireo Pharma is a clinical-stage biopharmaceutical company focused on the development of novel bile acid modulators to treat rare pediatric and adult liver diseases, and other adult liver diseases and disorders. Albireo’s lead product candidate, odevixibat, is being developed to treat rare pediatric cholestatic liver diseases with Phase 3 pivotal trials in PFIC, Alagille syndrome and biliary atresia. The Company completed IND-enabling studies for new preclinical candidate A3907 and plans to advance development in adult liver disease. Albireo was spun out from AstraZeneca in 2008 and is headquartered in Boston, Massachusetts, with its key operating subsidiary in Gothenburg, Sweden. The Boston Business Journal named Albireo one of the 2020 Best Places to Work in Massachusetts for the second consecutive year. For more information on Albireo: www.albireopharma.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements, other than statements of historical fact, regarding, among other things: the plans for, or progress, scope, cost, initiation, duration, enrollment, results or timing for availability of results of, development of odevixibat or any other Albireo product candidate or program; the pivotal trial for odevixibat in biliary atresia (BOLD), and the pivotal trial for odevixibat in Alagille syndrome (ASSERT); the target indication(s) for development or approval, the size, design, population, location, conduct, cost, objective, enrollment, duration or endpoints of any clinical trial, or the timing for initiation or completion of or availability or reporting of results from any clinical trial, including the long-term open-label extension study for odevixibat in PFIC, the pivotal trial for odevixibat in biliary atresia, the pivotal trial for odevixibat in Alagille syndrome; the potential approval and commercialization of odevixibat; the potential for odevixibat to become the first approved drug for PFIC patients; discussions with the FDA or EMA regarding our programs; the potential benefits or competitive position of odevixibat or any other Albireo product candidate or program or the commercial opportunity in any target indication; the potential effects of odevixibat of the treatment of PFIC patients and its potential to improve the current standard of care; the potential benefits of an orphan drug designation; the potential issuance of a rare pediatric disease priority review voucher; or Albireo’s plans, expectations or future operations, financial position, revenues, costs or expenses. Albireo often uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “planned,” “continue,” “guidance,” and similar expressions to identify forward-looking statements. Actual results, performance or experience may differ materially from those expressed or implied by any forward-looking statement as a result of various risks, uncertainties and other factors, including, but not limited to: whether the NDA for odevixibat for the treatment of pruritus in patients with PFIC will be approved by the FDA and whether the MAA for odevixibat in PFIC will be approved by the EMA; whether the FDA or EMA will complete their respective reviews within the target timelines, including the FDA’s PDUFA goal date; the risk that the NDA will not be approved despite the FDA’s acceptance of the NDA for review; whether the FDA will require additional information, whether we will be able to provide in a timely manner any additional information that the FDA requests, and whether such additional information will be satisfactory to the FDA; negative impacts of the COVID-19 pandemic, including on manufacturing, supply, conduct or initiation of clinical trials, or other aspects of our business; whether favorable findings from clinical trials of odevixibat to date, including findings in indications other than PFIC, will be predictive of results from other clinical trials of odevixibat; whether either or both of the FDA and EMA will determine that the primary endpoint for their respective evaluations and treatment duration of the double-blind Phase 3 trial in patients with PFIC are sufficient to support approval of odevixibat in the United States or the European Union, to treat PFIC, a symptom of PFIC, a specific PFIC subtype(s) or otherwise; the outcome and interpretation by regulatory authorities of the ongoing third-party study pooling and analyzing of long-term PFIC patient data; the timing for initiation or completion of, or for availability of data from, clinical trials of odevixibat, including the pivotal program in biliary atresia or the pivotal program in Alagille syndrome, and the outcomes of such trials; Albireo’s ability to obtain coverage, pricing or reimbursement for approved products in the United States or European Union; delays or other challenges in the recruitment of patients for, or the conduct of, company’s clinical trials; and Albireo’s critical accounting policies. These and other risks and uncertainties that Albireo faces are described in greater detail under the heading “Risk Factors” in Albireo’s most recent Annual Report on Form 10-K or in subsequent filings that it makes with the Securities and Exchange Commission. As a result of risks and uncertainties that Albireo faces, the results or events indicated by any forward-looking statement may not occur. Albireo cautions you not to place undue reliance on any forward-looking statement. In addition, any forward-looking statement in this press release represents Albireo’s views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Albireo disclaims any obligation to update any forward-looking statement, except as required by applicable law.

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Media Contact:
Colleen Alabiso, 857-356-3905, colleen.alabiso@albireopharma.com
Lisa Rivero, 617-947-0899, lisa.rivero@syneoshealth.com

Investor Contact:
Hans Vitzthum, LifeSci Advisors, LLC., 617-430-7578